Exhibit 99.1

Ceridian Reports Third Quarter 2018 Results

•	Cloud revenue of $133.0 million, up 29.1% year-over-year
•	Total revenue of $179.6 million, up 9.8% year-over-year
•	Excluding the effect of foreign currency fluctuations, Cloud revenue increased 31.2% and total revenue increased 11.4% year-over-year
•	Operating profit of $15.3 million, up 200.0% year-over-year
•	Adjusted EBITDA of $36.4 million, up 28.2% year-over-year

Minneapolis, MN, October 29, 2018 - Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (HCM) software company, announced today its financial results for the third quarter ended September 30, 2018. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

“We are pleased to continue the momentum in our business with strong third quarter results,” said David Ossip, Chairman and Chief Executive Officer of Ceridian. “Revenue from Dayforce, our flagship cloud HCM platform, grew 36% to $111.7 million, and we now have 3,465 customers live on the Dayforce platform. During the third quarter, we continued to see strong market demand for our products.”

Arthur Gitajn, Executive Vice President and Chief Financial Officer of Ceridian, added, “We achieved solid revenue growth in the quarter despite facing a weaker Canadian dollar compared to our third quarter last year.  On a constant currency basis, Ceridian’s total revenue grew 11.4%, Cloud revenue grew 31.2%, Dayforce revenue grew 36.8%, and Powerpay revenue grew 8.0%.”

Financial Highlights for the Third Quarter of 2018

Revenue

•	Dayforce revenue increased 35.7% to $111.7 million from $82.3 million in the third quarter of 2017.
•	Cloud revenue, which includes both Dayforce and Powerpay, increased 29.1% to $133.0 million from $103.0 million in the third quarter of 2017.
•	Total revenue, which includes revenue from both our Cloud and Bureau solutions, increased 9.8% to $179.6 million from $163.5 million in the third quarter of 2017.
•	Excluding the effect of foreign currency fluctuations, Dayforce revenue increased 36.8% year-over-year, Cloud revenue increased 31.2% year-over-year, and total revenue increased 11.4% year-over-year.

Operating Profit, Pretax Income (Loss), and Adjusted EBITDA

•

Operating profit increased 200.0% to $15.3 million from $5.1 million in the third quarter of 2017.  Pretax income from continuing operations was $6.5 million compared to a pretax loss from continuing operations of $(16.8) million in the third quarter of 2017.

•	Adjusted EBITDA increased 28.2% to $36.4 million from $28.4 million in the third quarter of 2017. Adjusted EBITDA margin increased to 20.3% from 17.4%, in the third quarter of 2017.

Net Income (Loss) and Net Income (Loss) Per Share

•

Income from continuing operations was $7.4 million, compared to a loss from continuing operations of $(17.7) million for the third quarter of 2017. Basic and diluted net income per share from continuing operations attributable to Ceridian was $0.05 for the third quarter of 2018 based on 137.8 million basic and 145.1 million diluted weighted average common shares outstanding, respectively. Basic and diluted net loss per share from continuing operations attributable to Ceridian was $(0.35) for the third quarter of 2017, based on 65.3 million basic and diluted weighted average common shares outstanding.

Balance Sheet

•	Cash and cash equivalents were $188.0 million as of September 30, 2018, an increase of $93.8 million compared to $94.2 million as of December 31, 2017.
•	Total debt was $671.8 million as of September 30, 2018, a reduction of $448.0 million compared to $1,119.8 million as of December 31, 2017.

Dayforce Live Customer Count

•

3,465 Dayforce customers were live on the Dayforce platform at the end of the third quarter of 2018, an increase of 610 customers as compared to 2,855 Dayforce customers at the end of the third quarter of 2017.

Business Outlook

Due to our strong results in the third quarter, we are increasing our full year fiscal 2018 guidance as follows:

•	Cloud revenue is expected to be in the range of $532 million to $534 million. This implies fourth quarter Cloud revenue of between $146 million and $148 million.
•	Total revenue is expected to be in the range of $741 million to $743 million. This implies fourth quarter total revenue of between $195 million and $197 million.
•	Adjusted EBITDA is expected to be in the range of $150 million to $153 million. This implies fourth quarter Adjusted EBITDA of between $36.5 million and $39.5 million.

We have not reconciled the Adjusted EBITDA ranges for the fourth quarter of 2018 or the full fiscal year of 2018 to the directly comparable GAAP financial measure because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense, changes in foreign currency exchange rates and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to the directly comparable GAAP financial measure is not available at this time.

Conference Call Details

Ceridian will host a conference call on October 29, 2018 at 8:00 a.m. Eastern Time to discuss the financial results for the third quarter of 2018. Those wishing to participate via the webcast should access the call through Ceridian’s Investor Relations website at https://investors.ceridian.com. Those wishing to participate via the telephone may dial in at 877-701-0459 (USA) or 647-689-5466 (International). The conference call replay will be available via webcast through Ceridian’s Investor Relations website at https://investors.ceridian.com.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, and revenue growth in a constant currency. We believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of our management incentive plan and are used by management to assess performance and to compare our operating performance to our competitors. We define Adjusted EBITDA as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense, severance charges, restructuring consulting fees, transaction costs, and environmental reserve charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of Total Revenue. Management believes that Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting management performance trends because Adjusted EBITDA and Adjusted EBITDA margin exclude the results of decisions that are outside the normal course of our business operations.

Our presentation of Adjusted EBITDA and Adjusted EBITDA margin are intended as supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to operating profit (loss), net income (loss), earnings per share, or any other performance measures derived in accordance with U.S. GAAP, or as measures of operating cash flows or liquidity. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed to imply that our future results will be unaffected by these items. Adjusted EBITDA and Adjusted EBITDA margin are included in this discussion because they are key metrics used by management to assess our operating performance.

Adjusted EBITDA and Adjusted EBITDA margin are not defined under U.S. GAAP, are not measures of net income, operating income, or any other performance measures derived in accordance with U.S. GAAP, and are subject to important limitations. Our use of the terms Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with U.S. GAAP.

Adjusted EBITDA and Adjusted EBITDA margin have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect any charges for the assets being depreciated and amortized that may need to be replaced in the future;
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect the impact of share-based compensation upon our results of operations;
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•	Adjusted EBITDA and Adjusted EBITDA margin do not reflect our income tax expense or the cash requirements to pay our income taxes.

In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue growth in a constant currency to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations. We calculate percentage change in revenue on a constant currency basis by applying a fixed planning rate of $1.30 Canadian dollar to $1.00 U.S. dollar foreign exchange rate to revenues originally booked in Canadian dollars for all applicable periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to fourth quarter and full year fiscal 2018 total revenue, Cloud revenue and Adjusted EBITDA, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following: our inability to attain or to maintain profitability; significant competition for our solutions; our inability to continue to develop or to sell our existing Cloud solutions; our inability to manage our growth effectively; the risk that we may not be able to successfully migrate our Bureau customers to our Cloud solutions or to offset the decline in Bureau revenue with Cloud revenue; the market for enterprise cloud computing develops slower than we expect or declines; efforts to increase use of our Cloud solutions and our other applications may not succeed; we fail to provide enhancements and new features and modifications to our solutions; we fail to comply with the FTC’s ongoing consent order regarding data protection; system interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise our information; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; we are unable to successfully expand our current offerings into new markets or further penetrate existing markets; we are unable to meet the more complex configuration and integration demands of our large customers; our customers declining to renew their agreements with us or renewing at lower performance fee levels; we fail to manage our technical operations infrastructure; we are unable to maintain necessary third party licenses or errors; our inability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; we fail to keep pace with rapid technological changes and evolving industry standards; changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself and general economic, political and market forces beyond our control. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; the U.S. Federal Reserve and Bank of Canada continue to increase interest rates as anticipated; foreign exchange rates, specifically USD to CAD, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions, except share data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$188.0	$94.2
Trade and other receivables, net	62.6	66.6
Prepaid expenses	38.7	36.4
Assets of discontinued operations	—	156.2
Other current assets	2.4	5.3
Total current assets before customer trust funds	291.7	358.7
Customer trust funds	3,426.6	4,099.7
Total current assets	3,718.3	4,458.4
Property, plant, and equipment, net	100.6	102.0
Goodwill	1,949.8	1,961.0
Other intangible assets, net	192.3	206.5
Other assets	1.8	2.0
Total assets	$5,962.8	$6,729.9
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$6.8	$—
Accounts payable	34.8	44.4
Accrued interest	0.3	15.9
Deferred revenue	16.8	14.0
Employee compensation and benefits	61.2	68.8
Liabilities of discontinued operations	0.2	19.6
Other accrued expenses	19.2	15.0
Total current liabilities before customer trust funds obligations	139.3	177.7
Customer trust funds obligations	3,457.0	4,105.5
Total current liabilities	3,596.3	4,283.2
Long-term debt, less current portion	665.0	1,119.8
Employee benefit plans	124.6	152.4
Other liabilities	38.4	45.5
Total liabilities	4,424.3	5,600.9
Commitments and contingencies
Stockholders’ equity:
Senior preferred stock, $0.01 par, 70,000,000 shares authorized, 16,802,144 shares issued and outstanding as of December 31, 2017	—	184.8
Junior preferred stock, $0.01 par, 70,000,000 shares authorized, 58,244,308 shares issued and outstanding as of December 31, 2017	—	0.6
Common stock, $0.01 par, 500,000,000 shares authorized, 138,049,718 shares issued and outstanding as of September 30, 2018 and 150,000,000 shares authorized, 65,285,962 shares issued and outstanding as of December 31, 2017	1.4	0.7
Additional paid in capital	2,297.3	1,565.4
Accumulated deficit	(419.1)	(348.2)
Accumulated other comprehensive loss	(341.1)	(312.1)
Total stockholders’ equity	1,538.5	1,091.2
Noncontrolling interest	—	37.8
Total equity	1,538.5	1,129.0
Total liabilities and equity	$5,962.8	$6,729.9

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited; dollars in millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Recurring services	$157.2	$145.6	$480.8	$438.2
Professional services and other	22.4	17.9	65.3	50.2
Total revenue	179.6	163.5	546.1	488.4
Cost of revenue:
Recurring services	49.1	48.4	149.3	145.8
Professional services and other	32.5	34.8	98.7	102.8
Product development and management	14.5	11.0	43.3	31.8
Depreciation and amortization	8.5	8.0	25.7	23.2
Total cost of revenue	104.6	102.2	317.0	303.6
Gross profit	75.0	61.3	229.1	184.8
Costs and expenses:
Selling, general, and administrative	59.4	52.4	200.3	161.0
Other expense (income), net	0.3	3.8	(2.5)	6.9
Operating profit	15.3	5.1	31.3	16.9
Interest expense, net	8.8	21.9	74.4	65.3
Income (loss) from continuing operations before income taxes	6.5	(16.8)	(43.1)	(48.4)
Income tax (benefit) expense	(0.9)	0.9	5.8	3.8
Income (loss) from continuing operations	7.4	(17.7)	(48.9)	(52.2)
Loss from discontinued operations	(3.0)	(2.9)	(14.8)	(2.4)
Net income (loss)	4.4	(20.6)	(63.7)	(54.6)
Net loss attributable to noncontrolling interest	—	(0.5)	(0.5)	(0.4)
Net income (loss) attributable to Ceridian	$4.4	$(20.1)	$(63.2)	$(54.2)
Net income (loss) per share:
Basic	$0.03	$(0.39)	$(0.67)	$(1.07)
Diluted	$0.03	$(0.39)	$(0.67)	$(1.07)
Weighted average shares outstanding:
Basic	137,768,764	65,281,692	105,730,178	65,181,373
Diluted	145,064,698	65,281,692	105,730,178	65,181,373

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited, dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$4.4	$(20.6)	$(63.7)	$(54.6)
Items of other comprehensive income (loss) before income taxes:
Change in foreign currency translation adjustment	9.8	23.1	(16.2)	43.9
Change in unrealized loss from invested customer trust funds	(6.0)	(7.8)	(24.5)	(10.0)
Change in pension liability adjustment	2.9	2.5	8.7	7.6
Other comprehensive income (loss) before income taxes	6.7	17.8	(32.0)	41.5
Income tax expense benefit, net	(0.9)	(1.8)	(2.3)	(3.0)
Other comprehensive income (loss) after income taxes	7.6	19.6	(29.7)	44.5
Comprehensive income (loss)	12.0	(1.0)	(93.4)	(10.1)
Comprehensive (loss) income attributable to noncontrolling interest	—	(0.2)	(0.5)	0.2
Comprehensive income (loss) attributable to Ceridian	$12.0	$(0.8)	$(92.9)	$(10.3)

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Nine Months Ended September 30,
	2018	2017
Net loss	$(63.7)	$(54.6)
Loss from discontinued operations	14.8	2.4
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax benefit	(9.8)	(4.4)
Depreciation and amortization	42.4	39.7
Amortization of debt issuance costs and debt discount	1.9	2.7
Loss on debt extinguishment	25.7	—
Net periodic pension and postretirement cost	1.8	0.9
Share-based compensation	18.0	12.8
Other	0.1	(2.0)
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	2.9	12.9
Prepaid expenses and other current assets	(3.0)	(2.8)
Accounts payable and other accrued expenses	(8.4)	(9.3)
Deferred revenue	2.8	3.6
Employee compensation and benefits	(27.7)	(33.4)
Accrued interest	(15.5)	(17.5)
Accrued taxes	5.2	(10.3)
Other assets and liabilities	(2.3)	0.2
Net cash used in operating activities - continuing operations	(14.8)	(59.1)
Net cash used in operating activities - discontinued operations	(3.3)	(5.6)
Net cash used in operating activities	(18.1)	(64.7)
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(694.8)	(369.5)
Proceeds from sale and maturity of customer trust funds marketable securities	707.9	395.9
Net change in restricted cash and other restricted assets held to satisfy customer trust funds obligations	610.1	252.4
Expenditures for property, plant, and equipment	(6.8)	(9.6)
Expenditures for software and technology	(21.9)	(22.5)
Net proceeds from divestitures	—	0.9
Net cash provided by investing activities - continuing operations	594.5	247.6
Net cash used in investing activities - discontinued operations	—	(0.2)
Net cash provided by investing activities	594.5	247.4
Cash Flows from Financing Activities
Decrease in customer trust funds obligations, net	(623.2)	(278.8)
Net proceeds from issuance of common stock	595.0	78.4
Proceeds from issuance of common stock upon exercise of stock options	22.2	—
Repurchase of stock	—	(1.8)
Proceeds from debt issuance	680.0	—
Repayment of long-term debt obligations	(1,132.3)	(25.9)
Payment of debt refinancing costs	(23.3)	—
Net cash used in financing activities	(481.6)	(228.1)
Effect of Exchange Rate Changes on Cash	(1.5)	9.0
Net increase (decrease) in cash and equivalents	93.3	(36.4)
Elimination of cash from discontinued operations	0.5	0.6
Cash and equivalents at beginning of period	94.2	120.8
Cash and equivalents at end of period	$188.0	$85.0

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in millions)
Operating profit	$15.3	$5.1	$31.3	$16.9
Depreciation and amortization	14.3	13.6	42.4	39.7
EBITDA from continuing operations (1)	29.6	18.7	73.7	56.6
Sponsorship management fees (2)	—	0.5	12.0	1.5
Intercompany foreign exchange loss (gain)	0.3	4.1	(2.5)	7.0
Share-based compensation (3)	4.8	4.3	19.5	12.8
Severance charges (4)	1.1	0.8	4.1	4.3
Restructuring consulting fees (5)	0.6	—	3.1	—
IPO transaction costs (6)	—	—	3.7	—
Adjusted EBITDA	$36.4	$28.4	$113.6	$82.2
Adjusted EBITDA margin	20.3%	17.4%	20.8%	16.8%

(1)	We define EBITDA from continuing operations as net income or loss before interest, taxes, depreciation and amortization, and net income or loss from discontinued operations.
(2)

Represents expenses related to our management, monitoring, consulting, transaction, and advisory fees and related expenses paid to the affiliates of our Sponsors pursuant to the management agreement with THL Managers VI, LLC and Cannae Holdings, LLC. In April 2018, the management agreements terminated upon consummation of our IPO. Upon termination, the management agreements provided that we pay a termination fee equal to the net present value of the management fee for a seven-year period, which was $11.3 million.

(3)

Share-based compensation expense during the nine months ended September 30, 2018 includes $8.1 million of expense recognized upon meeting the performance criteria of all stock appreciation rights and performance-based stock options, which were triggered by our IPO, resulting in the vesting of all stock appreciation rights and performance-based stock options, as well as the vesting of certain stock options which accelerated upon IPO.

(4)	Represents costs for severance compensation paid to employees whose positions have been eliminated, resulting primarily from the shift of business from our Bureau solutions to our Cloud solutions.
(5)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(6)	Represents expenses related to the IPO and refinancing of our debt, that were not eligible for capitalization.

The following tables present a reconciliation of our reported results to our non-GAAP Adjusted EBITDA basis for all periods presented:

	Three Months Ended September 30, 2018
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$49.1	$0.3	$0.3	$—	$48.5
Professional services and other	32.5	0.2	0.1	—	32.2
Product development and management	14.5	0.3	—	—	14.2
Depreciation and amortization	8.5	—	—	—	8.5
Total cost of revenue	104.6	0.8	0.4	—	103.4
Sales and marketing	29.7	0.7	—	—	29.0
General and administrative	29.7	3.3	0.7	0.6	25.1
Other expense, net	0.3	—	—	0.3	—
Operating profit	15.3	4.8	1.1	0.9	22.1
Depreciation and amortization	14.3	—	—	—	14.3
EBITDA from continuing operations	$29.6	$4.8	$1.1	$0.9	$36.4

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), and restructuring consulting fees.

	Three Months Ended September 30, 2017
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$48.4	$0.3	$0.2	$—	$47.9
Professional services and other	34.8	0.3	0.3	—	34.2
Product development and management	11.0	0.2	0.1	—	10.7
Depreciation and amortization	8.0	—	—	—	8.0
Total cost of revenue	102.2	0.8	0.6	—	100.8
Sales and marketing	27.0	0.5	0.2	—	26.3
General and administrative	25.4	3.0	—	0.5	21.9
Other expense (income), net	3.8	—	—	4.1	(0.3)
Operating profit	5.1	4.3	0.8	4.6	14.8
Depreciation and amortization	13.6	—	—	—	13.6
EBITDA from continuing operations	$18.7	$4.3	$0.8	$4.6	$28.4

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), and restructuring consulting fees.

	Nine Months Ended September 30, 2018
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$149.3	$1.7	$1.1	$—	$146.5
Professional services and other	98.7	1.0	0.7	—	97.0
Product development and management	43.3	0.9	0.1	—	42.3
Depreciation and amortization	25.7	—	—	—	25.7
Total cost of revenue	317.0	3.6	1.9	—	311.5
Sales and marketing	92.3	3.5	1.0	—	87.8
General and administrative	108.0	12.4	1.2	18.8	75.6
Other income, net	(2.5)	—	—	(2.5)	—
Operating profit	31.3	19.5	4.1	16.3	71.2
Depreciation and amortization	42.4	—	—	—	42.4
EBITDA from continuing operations	$73.7	$19.5	$4.1	$16.3	$113.6

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), restructuring consulting fees, and IPO transaction costs.

	Nine Months Ended September 30, 2017
	As Reported	Share-based compensation	Severance charges	Other operating expenses (1)	Adjusted
	(Dollars in millions)
Cost of revenue:
Recurring services	$145.8	$0.8	$1.7	$—	$143.3
Professional services and other	102.8	0.9	0.8	—	101.1
Product development and management	31.8	0.6	0.6	—	30.6
Depreciation and amortization	23.2	—	—	—	23.2
Total cost of revenue	303.6	2.3	3.1	—	298.2
Sales and marketing	81.7	1.3	0.7	—	79.7
General and administrative	79.3	9.2	0.5	1.5	68.1
Other expense (income), net	6.9	—	—	7.0	(0.1)
Operating profit	16.9	12.8	4.3	8.5	42.5
Depreciation and amortization	39.7	—	—	—	39.7
EBITDA from continuing operations	$56.6	$12.8	$4.3	$8.5	$82.2

(1)	Other operating expenses includes sponsor management fees, intercompany foreign exchange loss (gain), and restructuring consulting fees.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com